Exhibit 99.1
Grid Dynamics Reports Fourth Quarter and Full Year 2023 Financial Results
Fourth Quarter Revenue of $78.1 million and Full Year Revenue of $312.9 million
San Ramon Calif. – February 22, 2024 – Grid Dynamics Holdings, Inc. (NASDAQ: GDYN) (“Grid Dynamics”, “the Company”), a leader in enterprise-level digital transformation, today announced results for its fourth quarter and full year ended December 31, 2023.
We are very pleased to report revenue of $78.1 million in the fourth quarter 2023 that was higher than our outlook range of $76 million to $78 million that we provided in November 2023. For the full year 2023, we achieved revenue of $312.9 million, up from $310.5 million in 2022. In the fourth quarter we continued to diversify our industry mix. Notable highlights included the following. Our Technology, Media and Telecom (“TMT”) vertical, at 31.0% of our fourth quarter revenue, rebounded and grew 1.9% on a sequential basis, driven by our large technology customers. Our Finance vertical, representing 10.6% of our fourth quarter revenue, grew 13.4% on a sequential basis. This was largely due to growth from our existing customers and new logos. And, Other vertical, including life sciences and pharmaceutical customers, representing 14.5% of our fourth quarter revenue grew 11.5% on a sequential basis. Also, our CPG and Manufacturing vertical, representing 12.4% of our fourth quarter revenue, remained unchanged on a sequential basis. As a result of our continued efforts of diversifying our business, our reliance on the Retail vertical diminished, representing 31.5% of our fourth quarter revenue, down from 34.3% on a sequential basis.
“I am pleased to report that the demand environment is improving and this should favorably support our business in 2024. There were many positives in this quarter. We added five new enterprise logos. Notable inclusions were a large insurance company and a healthcare company. AI is now infused across all of our industry practices, with many new customers embracing AI in their solutions. Customers recognize Grid Dynamics engineering quality in India leading to our growth in the region. As such, we are expanding our footprint beyond our two offices in Hyderabad and Chennai and opening a third office in Bengaluru.

The last twelve months have proven that the company is adept in navigating uncertainties as we executed across multiple areas of our business. In 2023 we added 33 enterprise customers, scaled our delivery locations across Poland, India, and Mexico, three areas strategic to a follow-the-sun model, enhanced our sales and R&D organizations with greater industry expertise, especially in supply-chain, manufacturing, financial services, and pharmaceutical. We were recognized by hyperscalers such as Google, Amazon, and Microsoft for our AI capabilities and other technical skills. In 2023, our partnership influenced business reached 13% of our total revenue. This is impressive given that we embarked on this strategy in 2021, and within a short period of two years we achieved these results. I am very proud of the Company’s achievements and I would like to thank all our employees for their contribution and perseverance.” said Leonard Livschitz, CEO.

Fourth Quarter of 2023 Financial Highlights
•Total revenue was $78.1 million, flat sequentially and decreased 3.1% year-over-year.
•GAAP gross profit was $28.1 million or 36.0% of revenue, compared to GAAP gross profit of $32.3 million or 40.1% of revenue in the fourth quarter of 2022. Non-GAAP gross profit was $28.6 million or 36.6% of revenue, compared to Non-GAAP gross profit of $32.7 million or 40.6% of revenue in the fourth quarter of 2022.
•GAAP net income attributable to common stockholders was $2.9 million, or $0.04 per share, based on 75.7 million weighted-average basic shares outstanding in fourth quarter of 2023, compared to GAAP net loss attributable to common stockholders of $6.7 million or $(0.09) per share based on 74.0 million weighted-average basic shares outstanding in the fourth quarter of 2022. GAAP diluted earnings per share during the fourth quarter of 2023 were $0.04 per share, based on 78.0 million weighted-average diluted shares outstanding, compared to $(0.09) per share based on 74.0 million weighted-average diluted shares outstanding in the fourth quarter of 2022. Non-GAAP net income was $5.7 million, or $0.07 per diluted share, based on 78.0 million weighted-average diluted shares outstanding in the fourth quarter of 2023, compared to Non-GAAP net income of $10.5 million or $0.14 per diluted share based on 76.5 million weighted-average diluted shares outstanding in the fourth quarter of 2022.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs as well as geographic reorganization expenses), a Non-GAAP metric, was $10.7 million, compared with Non-GAAP EBITDA of $16.5 million in the fourth quarter of 2022.
2023 Full Year Financial Highlights
•Total revenue was $312.9 million, an increase of 0.8% year-over-year.
•GAAP gross profit was $113.1 million or 36.2% of revenue, compared to GAAP gross profit of $120.6 million or 38.8% of revenue in 2022. Non-GAAP gross profit was $115.1 million or 36.8% of revenue, compared to Non-GAAP gross profit of $121.9 million or 39.3% of revenue in 2022.
•GAAP net loss attributable to common stockholders was $1.8 million, or $(0.02) per share, based on 75.2 million weighted-average common shares outstanding, compared to GAAP net loss attributable to common stockholders of $29.2 million or $(0.42) per share based on 69.2 million weighted-average common shares outstanding in 2022. Non-GAAP net income was $25.1 million, or $0.32 per diluted share, based on 77.7 million weighted-average common shares outstanding, compared to Non-GAAP net income of $36.6 million or $0.51 per diluted share based on 72.2 million weighted-average common shares outstanding in 2022.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs as well as geographic reorganization expenses), a Non-GAAP metric, was $44.2 million, compared with Non-GAAP EBITDA of $58.2 million in 2022.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.
Cash Flow and Other Metrics
•Cash provided by operating activities was $41.1 million for the year ended December 31, 2023, compared to cash provided by operating activities of $31.7 million for the year ended December 31, 2022.
•Cash and cash equivalents totaled $257.2 million as of December 31, 2023, compared to $256.7 million as of December 31, 2022.
•Total headcount was 3,920 as of December 31, 2023, compared with 3,798 employees as of December 31, 2022.
Financial Outlook
•The Company expects revenue in the first quarter of 2024 to be in the range of $77 million to $79 million.
•Non-GAAP EBITDA in the first quarter of 2024 is expected to be between $9.5 million and $10.5 million.
•For the first quarter of 2024, we expect our basic share count to be in the 76.5-77.5 million range and diluted share count to be in the 78.5-79.5 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the first quarter of 2024 because of the difficulty of estimating certain items excluded from non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, geographic reorganization expenses, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, February 22, 2024 to discuss its fourth quarter and full year 2023 financial results. Investors and other interested parties can access the call in the following ways: A webcast of the video conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/.
A replay will also be available after the call at https://ir.griddynamics.com/ with the passcode $Q4@2023.

About Grid Dynamics
Grid Dynamics (NASDAQ: GDYN) is a leading provider of technology consulting, platform and product engineering, and advanced analytics services. Fusing technical vision with business acumen, we enable positive business outcomes for enterprise companies undergoing business transformation by solving their most pressing technical challenges. A key differentiator for Grid Dynamics is our 7+ years of experience and leadership in enterprise AI, supported by profound expertise and ongoing investment in data, analytics, cloud & DevOps, application modernization, and customer experience. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India. Follow us on LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic environment and the Russian invasion of Ukraine, as well as its GigaCube strategy.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful and may adversely impact our stock price; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, and the geopolitical climate, including the Russian invasion of Ukraine, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (x) risks and costs related to acquiring and integrating other companies; and (xi) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s quarterly report on Form 10-Q filed November 2, 2023 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS) AND
COMPREHENSIVE INCOME/(LOSS)
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$78,069	$80,576	$312,910	$310,482
Cost of revenue	49,955	48,296	199,764	189,892
Gross profit	28,114	32,280	113,146	120,590

Operating expenses
Engineering, research, and development	3,863	4,697	14,741	15,772
Sales and marketing	6,422	5,377	24,151	19,808
General and administrative	18,894	27,818	79,834	106,018
Total operating expenses	29,179	37,892	118,726	141,598

Loss from operations	(1,065)	(5,612)	(5,580)	(21,008)
Other income/(expenses), net	2,569	431	10,418	555
Income/(loss) before income taxes	1,504	(5,181)	4,838	(20,453)
Provision for/(benefit from) income taxes	(1,398)	1,521	6,603	8,761
Net income/(loss)	$2,902	$(6,702)	$(1,765)	$(29,214)

Foreign currency translation adjustments	785	1,215	2,122	(722)
Comprehensive income/(loss)	$3,687	$(5,487)	$357	$(29,936)

Income/(loss) per share
Basic	$0.04	$(0.09)	$(0.02)	$(0.42)
Diluted	$0.04	$(0.09)	$(0.02)	$(0.42)

Weighted average shares outstanding
Basic	75,690	74,036	75,193	69,197
Diluted	78,033	74,036	75,193	69,197

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share data)

	As of
	December 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$257,227	$256,729
Accounts receivable, net of allowance of $1,363 and $443 as of December 31, 2023 and December 31, 2022, respectively	49,824	48,358
Unbilled receivables	3,735	5,591
Prepaid income taxes	3,998	4,294
Prepaid expenses and other current assets	9,196	8,154
Total current assets	323,980	323,126

Property and equipment, net	11,358	8,215
Operating lease right-of-use assets, net	10,446	7,694
Intangible assets, net	26,546	20,375
Goodwill	53,868	45,514
Deferred tax assets	6,418	4,998
Other noncurrent assets	2,549	1,224
Total assets	$435,165	$411,146

Liabilities and equity
Current liabilities
Accounts payable	$3,621	$3,897
Accrued compensation and benefits	19,263	13,065
Accrued income taxes	8,828	10,718
Operating lease liabilities, current	4,235	2,505
Accrued expenses and other current liabilities	6,276	8,525
Total current liabilities	42,223	38,710

Deferred tax liabilities	3,274	3,756
Operating lease liabilities, noncurrent	6,761	5,636
Total liabilities	$52,258	$48,102

Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 75,887,475 and 74,156,458 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	$8	$7
Additional paid-in capital	397,511	378,006
Accumulated deficit	(15,886)	(14,121)
Accumulated other comprehensive income/(loss)	1,274	(848)
Total stockholders’ equity	382,907	363,044
Total liabilities and stockholders’ equity	$435,165	$411,146

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(1,765)	$(29,214)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,926	6,626
Operating lease right-of-use assets amortization expense	3,192	3,021
Bad debt expense	945	132
Deferred income taxes	(4,140)	(3,633)
Change in fair value of contingent consideration	(4,220)	—
Stock-based compensation	35,516	60,968
Other expenses	324	71
Changes in assets and liabilities:
Accounts receivable	(434)	(8,738)
Unbilled receivables	2,518	(1,116)
Prepaid income taxes	435	(3,450)
Prepaid expenses and other assets	(511)	(3,371)
Accounts payable	(538)	1,729
Accrued compensation and benefits	5,260	1,694
Operating lease liabilities	(3,135)	(2,574)
Accrued income taxes	(2,271)	8,525
Accrued expenses and other current liabilities	991	982
Net cash provided by operating activities	41,093	31,652
Cash flows from investing activities
Purchase of property and equipment	(7,870)	(6,069)
Purchase of investments	(250)	(1,000)
Acquisition of business, net of cash acquired	(17,830)	(9,254)
Net cash used in investing activities	(25,950)	(16,323)
Cash flows from financing activities
Payments of tax obligations resulted from net share settlement of vested stock awards	(16,831)	(5,755)
Proceeds from exercises of stock options, net of shares withheld for taxes	510	1,432
Proceeds from issuance of Common Stock from 2022 and 2021 Offerings	—	109,537
Proceeds from debt	—	5,000
Payment of contingent consideration related to previously acquired businesses	—	(6,933)
Repayment of debt	—	(5,000)
Debt issuance cost	—	(270)
Equity issuance costs	—	(253)
Net cash (used in)/provided by financing activities	(16,321)	97,758
Effect of exchange rate changes on cash and cash equivalents	1,676	(722)
Net increase in cash and cash equivalents	498	112,365
Cash and cash equivalents, beginning of period	256,729	144,364
Cash and cash equivalents, end of period	$257,227	$256,729

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)
(Continued)

	Twelve Months Ended December 31,
	2023	2022
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$12,365	$7,474
Supplemental disclosure of non-cash activities
Acquisition fair value of contingent consideration issued for acquisition of business	$932	$3,288

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$78,069	$80,576	$312,910	$310,482
Cost of revenue	49,955	48,296	199,764	189,892
GAAP gross profit	28,114	32,280	113,146	120,590
Stock-based compensation	477	446	1,959	1,334
Non-GAAP gross profit	$28,591	$32,726	$115,105	$121,924

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP net income/(loss)	$2,902	$(6,702)	$(1,765)	$(29,214)
Adjusted for:
Depreciation and amortization	2,671	1,719	8,926	6,626
Provision for/(benefit from) income taxes	(1,398)	1,521	6,603	8,761
Stock-based compensation	7,839	18,369	35,516	60,968
Geographic reorganization (1)	330	1,390	1,858	11,023
Transaction and transformation-related costs (2)	519	604	2,038	604
Restructuring costs (3)	402	—	1,488	—
Other (income)/expenses, net (4)	(2,569)	(431)	(10,418)	(555)
Non-GAAP EBITDA	$10,696	$16,470	$44,246	$58,213
__________________________
(1)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(2)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s consolidated statement of income/(loss) and comprehensive income/(loss).
(4)Other (income)/expenses, net consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
GAAP net income/(loss)	$2,902	$(6,702)	$(1,765)	$(29,214)
Adjusted for:
Stock-based compensation	7,839	18,369	35,516	60,968
Geographic reorganization (1)	330	1,390	1,858	11,023
Transaction and transformation-related costs (2)	519	604	2,038	604
Restructuring costs (3)	402	—	1,488	—
Other (income)/expenses, net (4)	(2,569)	(431)	(10,418)	(555)
Tax impact of non-GAAP adjustments (5)	(3,726)	(2,757)	(3,640)	(6,199)
Non-GAAP net income	$5,697	$10,473	$25,077	$36,627
Number of shares used in the GAAP diluted EPS	78,033	74,036	75,193	69,197
GAAP diluted EPS	$0.04	$(0.09)	$(0.02)	$(0.42)
Number of shares used in the Non-GAAP diluted EPS	78,033	76,543	77,651	72,223
Non-GAAP diluted EPS	$0.07	$0.14	$0.32	$0.51
__________________________
(1)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances, as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(2)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(3)We implemented a restructuring plan during the first quarter of 2023. Our restructuring costs comprised of severance charges and respective taxes and are included in General and administrative expenses in the Company’s consolidated statement of income/(loss) and comprehensive income/(loss).
(4)Other (income)/expenses, net consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks and returns on investments in money-market funds.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 5:
GRID DYNAMICS HOLDINGS, INC.
REVENUE BY VERTICALS
Unaudited
(In thousands)

	Three Months Ended December 31,
	2023	% of revenue	2022	% of revenue
Retail	$24,579	31.5%	$25,662	31.8%
Technology, Media and Telecom	24,191	31.0%	27,164	33.7%
CPG/Manufacturing	9,675	12.4%	14,089	17.5%
Finance	8,280	10.6%	6,244	7.7%
Other	11,344	14.5%	7,417	9.3%
Total	$78,069	100.0%	$80,576	100.0%

	Twelve Months Ended December 31,
	2023	% of revenue	2022	% of revenue
Retail	$102,551	32.8%	$99,681	32.1%
Technology, Media and Telecom	98,830	31.6%	98,334	31.7%
CPG/Manufacturing	42,861	13.7%	61,216	19.7%
Finance	28,842	9.2%	21,893	7.1%
Other	39,826	12.7%	29,358	9.4%
Total	$312,910	100.0%	$310,482	100.0%